UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2005

 CONCORDE CAREER COLLEGES, INC.
(Exact name of registrant as specified in its charter)

Delaware - (State or Other Jurisdiction of Incorporation)

Commission File No. 0-16992              IRS Employer Identification Number - 43-1440321

5800 Foxridge, Suite 500, Mission, Kansas , 66202
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (913) 831-9977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On December 23, 2005, Concorde Career Colleges, Inc. (the “Company”) announced that its Board of Directors unanimously approved the accelerated vesting of all currently outstanding unvested stock options (the “Options”). The Options were previously awarded to executive officers and employees. The acceleration of vesting is effective with the closing of the market on December 19, 2005.

Concorde will accelerate the vesting for 304,730 options of which 122,000 have a grant price greater than the market price on the date of acceleration. The weighted average exercise price of these accelerated options is $14.78.

The decision to accelerate vesting of the Options and eliminate future non-cash compensation expense was based primarily on a review of the Company’s long-term incentive programs giving consideration for the effect on future financial statements upon the Company’s adoption of Financial Accounting Standards Board Statement No. 123 (R) (Share-Based Payment) in January 2006. Since the Company currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), it will report compensation expense related to the affected options for disclosure purposes only in its fourth quarter 2005 financial statements that will be filed in its Form 10K in 2006.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.
99.1                                                       Text of Press Release issued by the Company dated December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        CONCORDE CAREER COLLEGES, INC.
                                                                                                DATED: December 23, 2005

                                                                                                                        By: /s/ Jack L. Brozman
                                                                                                        Jack L. Brozman, Chief Executive Officer

                                                                                                                        By: /s/ Paul R. Gardner
                                                                                                        Paul R. Gardner, Chief Financial Officer